UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 4, 2010 (February 26, 2010)

Date of report (Date of earliest event reported)

ALLEGHENY ENERGY, INC.

(Exact name of registrant as specified in charter)

Maryland	1-267	13-5531602
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Cabin Hill Drive Greensburg, Pennsylvania		15601-1689
(Address of principal executive of offices)		(Zip code)

Registrant’s telephone number, including area code: (724) 837-3000

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Allegheny Energy Supply Company, LLC (“AESC”), a wholly subsidiary of Allegheny Energy, Inc. (“AYE”), obtained a Waiver and Consent (the “AESC Waiver”), effective as of February 26, 2010 and dated February 24, 2010, with respect to that certain Credit Agreement (the “AESC Credit Agreement”), dated as of September 24, 2009, among AESC, the lenders party thereto, and Bank of America, N.A., as Administrative Agent (collectively, the “AESC Bank Parties”), pursuant to which the AESC Bank Parties (a) consented to that certain proposed transaction among the Parent, FirstEnergy Corp. (“FirstEnergy”) and Element Merger Sub, Inc. (“Merger Sub”, a wholly owned subsidiary of FirstEnergy), whereby in a stock for stock exchange transaction, the Parent would be merged into Merger Sub, with the Parent surviving as a wholly-owned subsidiary of FirstEnergy, and (b) agreed to waive any Default or Event of Default that would arise under the AESC Credit Agreement as a result of a Change of Control under the AESC Credit Agreement in connection with the Proposed Transaction.

AYE and AESC also obtained a Waiver and Consent (the “AYE Waiver”), effective as of February 26-, 2010 and dated February 24, 2010, with respect to that certain Credit Agreement (the “AYE Credit Agreement”), dated as of May 22, 2006, among AYE, AESC, the lenders party thereto, and Citicorp North America, Inc., as Administrative Agent (collectively, the “AYE Bank Parties”). Pursuant to the AYE Waiver, the AYE Bank Parties consented to the Proposed Transaction and agreed to waive any Default or Event of Default that would arise under the AYE Credit Agreement as a result of a Change of Control under the AYE Credit Agreement in connection with the Proposed Transaction.

Monongahela Power Company (“Mon Power”), a wholly owned subsidiary of AYE, also obtained a Waiver and Consent (the “Mon Power Waiver”), effective as of February 26, 2010 and dated February 24, 2010, with respect to that certain Credit Agreement (the “Mon Power Credit Agreement”), dated as of December 18, 2009, among Mon Power, the lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent (collectively, the “Mon Power Bank Parties”). Pursuant to the Mon Power Waiver, the Mon Power Bank Parties consented to the Proposed Transaction and agreed to waive any Default or Event of Default that would arise under the Mon Power Credit Agreement as a result of a Change of Control under the Mon Power Credit Agreement in connection with the Proposed Transaction.

Trans-Allegheny Interstate Line Company (“TrAILCo”), a wholly owned subsidiary of AYE, also obtained a Waiver and Consent (the “TrAILCo Waiver”), effective as of February 26, 2010 and dated February 24, 2010, with respect to that certain Credit Agreement (the “TrAILCo Credit Agreement”), dated as of January 25, 2010, among TrAILCo, the lenders party thereto, and BNP Paribas, as Administrative Agent (collectively, the “TrAILCo Bank Parties”). Pursuant to the TrAILCo Waiver, the TrAILCo Bank Parties consented to the Proposed Transaction and agreed to waive any Default or Event of Default that would arise under the TrAILCo Credit Agreement as a result of a Change of Control under the TrAILCo Credit Agreement in connection with the Proposed Transaction.

Some of the AESC Bank Parties, the AYE Bank Parties, the Mon Power Bank Parties and the TrAIL Bank Parties have or may have had various relationships with AYE and its affiliates involving the provision of a variety of financial services, including cash management, investment banking, and the issuance of letters of credit.

The AESC Waiver, the AYE Waiver, the Mon Power Waiver, and the TrAILCo Waiver are attached as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

10.1	Waiver and Consent, in respect of the Credit Agreement, dated as of September 24, 2009, among Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Waiver and Consent, in respect of the Credit Agreement, dated as of May 22, 2006, among Allegheny Energy, Inc., Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Citicorp North America, Inc. as Administrative Agent.

10.3	Waiver and Consent, in respect of the Credit Agreement, dated as of December 18, 2009, among Monongahela Power Company, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent.

10.4	Waiver and Consent, in respect of the Credit Agreement, dated as of January 25, 2010, among Trans-Allegheny Interstate Line Company, the Lenders party thereto, and BNP Paribas, as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY ENERGY, INC.

Dated: March 4, 2010	By:	/s/ Eric S. Gleason
	Name:	Eric S. Gleason
	Title:	Vice President, Development & Quality

EXHIBIT INDEX

Exhibit No.	Description

10.1	Waiver and Consent, in respect of the Credit Agreement, dated as of September 24, 2009, among Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent.

10.2	Waiver and Consent, in respect of the Credit Agreement, dated as of May 22, 2006, among Allegheny Energy, Inc., Allegheny Energy Supply Company, LLC, the Lenders party thereto, and Citicorp North America, Inc. as Administrative Agent.

10.3	Waiver and Consent, in respect of the Credit Agreement, dated as of December 18, 2009, among Monongahela Power Company, the Lenders party thereto, and The Bank of Nova Scotia, as Administrative Agent.

10.4	Waiver and Consent, in respect of the Credit Agreement, dated as of January 25, 2010, among Trans-Allegheny Interstate Line Company, the Lenders party thereto, and BNP Paribas, as Administrative Agent.